                                                                    EXHIBIT 99.3

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following Unaudited Pro Forma Combined Financial Data give effect to the Transactions as if they had been consummated: (i) on September 29, 1996 with respect to the Unaudited Pro Forma Combined Statement of Operations for fiscal 1997, (ii) on September 28, 1997 with respect to the Unaudited Pro Forma Combined Statement of Operations for the twenty-seven weeks ended April 4, 1998,
(iii) on March 30, 1997 with respect to the Unaudited Pro Forma Combined Statement of Operations for the twelve months ended April 4, 1998 and (iv) on April 4, 1998 with respect to the Unaudited Pro Forma Combined Balance Sheet. The Unaudited Pro Forma Combined Statement of Operations for fiscal 1997 has been derived from the audited statement of operations of TSI and Farah for their respective 1997 fiscal years. The Unaudited Pro Forma Combined Statement of Operations for the twenty-seven weeks ended April 4, 1998 has been derived from TSI's unaudited statement of income for the twenty-seven weeks ended April 4, 1998 and Farah's unaudited statement of operations for the twenty-six weeks ended February 1, 1998. The Unaudited Pro Forma Combined Statement of Operations for the twelve months ended April 4, 1998 has been derived from TSI's unaudited statement of income for the twelve months ended April 4, 1998 and Farah's unaudited statement of operations for the twelve months ended February 1, 1998. The Unaudited Pro Forma Combined Balance Sheet has been derived from the unaudited balance sheet of TSI as of April 4, 1998 and the unaudited balance sheet of Farah as of February 1, 1998.

     The Farah Acquisition will be accounted for using the purchase method of accounting. The total purchase price for the Farah Acquisition has been allocated to tangible and intangible assets and liabilities based upon management's preliminary estimates of their fair market values with the excess of cost over the fair market value of the net assets acquired allocated to goodwill. Each of the allocations is subject to revision when additional information concerning asset and liability valuations is obtained. The Company believes, based upon currently available information, that the asset and liability valuation for the Farah Acquisition will not be materially different from that reflected in the Unaudited Pro Forma Combined Financial Data.

     The Company believes that it can achieve at least $23.2 million of annual cost savings in connection with the Farah Acquisition by the end of fiscal 1999 through a reduction of selling, general and administrative expenses (including distribution expenses), the realization of production efficiencies and improvements in inventory management. The Unaudited Pro Forma Combined Financial Data do not give effect to these cost savings.

     The Unaudited Pro Forma Combined Financial Data is presented for illustrative purposes only and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the Transactions been consummated as of the above-referenced dates or of the financial position or results of operations of the Company for any future period. The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the Consolidated Financial Statements of TSI and Farah, including the notes thereto, appearing elsewhere in this Offering Memorandum.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 27, 1997

                                                      HISTORICAL                PRO FORMA
                                                 --------------------    -----------------------
                                                   TSI       FARAH(1)    ADJUSTMENTS    COMBINED
                                                 --------    --------    -----------    --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales......................................  $151,692    $273,719     $     --      $425,411
Cost of goods sold.............................   115,637     199,790           --       315,427
                                                 --------    --------     --------      --------
  Gross profit.................................    36,055      73,929           --       109,984
Selling, general and administrative expenses...    19,443      66,436          885(2)     86,764
Termination of foreign operations..............        --       5,106           --         5,106
Production conversion expenses.................        --       2,061           --         2,061
Relocation expenses............................        --         904           --           904
                                                 --------    --------     --------      --------
Operating income (loss)........................    16,612        (578)        (885)       15,149
Other (income) expense:
  Interest expense.............................     2,899       4,108       12,495(3)     19,502
  Interest income..............................       (36)       (716)          --          (752)
  Other (income) expense, net..................       573        (342)          --           231
                                                 --------    --------     --------      --------
          Total other expense..................     3,436       3,050       12,495        18,981
                                                 --------    --------     --------      --------
Income (loss) before income taxes..............    13,176      (3,628)     (13,380)       (3,832)
Income taxes (benefit).........................     4,907      (3,898)      (4,811)(4)    (3,802)
                                                 --------    --------     --------      --------
Net income (loss)..............................  $  8,269    $    270     ($ 8,569)     $    (30)
                                                 ========    ========     ========      ========
Earnings per share, basic and diluted..........  $   1.37                               $  (0.01)
                                                 ========                               ========
Basic and diluted weighted average number of
  common shares outstanding....................     6,000                                  6,000

                            See accompanying notes.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWENTY-SEVEN WEEKS ENDED APRIL 4, 1998

                                                         HISTORICAL              PRO FORMA
                                                     ------------------   ------------------------
                                                       TSI     FARAH(5)   ADJUSTMENTS     COMBINED
                                                     -------   --------   -----------     --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..........................................  $82,467.. $135,798     $    --       $218,265
Cost of goods sold.................................   62,696    100,284          --        162,980
                                                     -------   --------     -------       --------
  Gross profit.....................................   19,771     35,514          --         55,285
Selling, general and administrative expenses.......   11,360     30,723         442(2)      42,525
Termination of foreign operations..................       --      6,624          --          6,624
Production conversion expenses.....................       --        642          --            642
  Relocation expenses..............................       --      1,358          --          1,358
                                                     -------   --------     -------       --------
  Operating income (loss)..........................    8,411     (3,833)       (442)         4,136
Other (income) expense:
  Interest expense.................................      840      2,588       6,497(3)       9,925
  Interest income..................................      (47)      (157)         --           (204)
  Other (income) expense, net......................      389        472          --            861
                                                     -------   --------     -------       --------
          Total other expense......................    1,182      2,903       6,497         10,582
                                                     -------   --------     -------       --------
Income (loss) before income taxes..................    7,229     (6,736)     (6,939)        (6,446)
Income taxes (benefit).............................    2,671     (3,083)     (2,502)(4)     (2,914)
                                                     -------   --------     -------       --------
Net income (loss)..................................  $ 4,558   ($ 3,653)    ($4,437)      ($ 3,532)
                                                     =======   ========     =======       ========
Earnings (loss) per share, basic and diluted.......  $  0.62                              ($  0.48)
                                                     =======                              ========
Basic weighted average number of common shares
  outstanding......................................    7,398                                 7,398
Diluted weighted average number of shares
  outstanding......................................    7,408                                 7,398

                            See accompanying notes.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED APRIL 4, 1998

                                                        HISTORICAL              PRO FORMA
                                                    -------------------   ----------------------
                                                      TSI      FARAH(6)   ADJUSTMENTS   COMBINED
                                                    --------   --------   -----------   --------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.........................................  $162,800   $270,825  $       --     $433,625
Cost of goods sold................................   123,743    198,700          --      322,443
                                                    --------   --------    --------     --------
          Gross profit............................    39,057     72,125          --      111,182
Selling, general and administrative expenses......    21,180     64,510         885(2)    86,575
Termination of foreign operations.................        --      6,624          --        6,624
Production conversion expenses....................        --      1,789          --        1,789
Relocation expenses...............................        --      1,696          --        1,696
                                                    --------   --------    --------     --------
Operating income (loss)...........................    17,877     (2,494)       (885)      14,498
Other (income) expense:
  Interest expense................................     2,258      4,600      12,495(3)    19,353
  Interest income.................................       (68)      (555)         --         (623)
  Other (income) expense, net.....................       709       (262)         --          447
                                                    --------   --------    --------     --------
          Total other expense.....................     2,899      3,783      12,495       19,177
                                                    --------   --------    --------     --------
Income (loss) before income taxes.................    14,978     (6,277)    (13,380)      (4,679)
Income taxes (benefit)............................     5,620     (5,432)     (4,811)(4)   (4,623)
                                                    --------   --------    --------     --------
Net income (loss).................................  $  9,358   $   (845)   $ (8,569)    $    (56)
                                                    ========   ========    ========     ========
Earnings (loss) per share, basic and diluted......  $   1.40                            $  (0.01)
                                                    ========                            ========
Basic weighted average number of common shares
  outstanding.....................................     6,697                               6,697
Diluted weighted average number of shares
  outstanding.....................................     6,707                               6,697

                            See accompanying notes.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF APRIL 4, 1998

                                                        HISTORICAL             PRO FORMA
                                                    ------------------   ----------------------
                                                      TSI     FARAH(7)   ADJUSTMENTS     COMBINED
                                                    -------   --------   -----------     --------
                                                                  (IN THOUSANDS)
Current assets:
  Cash............................................  $   138   $  3,351    $     --(8)    $  3,489
  Accounts receivable.............................   33,360     29,144          --         62,504
  Inventories.....................................   23,371     77,868          --        101,239
  Prepaid expenses and other current assets.......      229      6,674          --          6,903
  Deferred income taxes...........................    1,440      3,405          --          4,845
                                                    -------   --------    --------       --------
          Total current assets....................   58,538    120,442          --        178,980
Property, plant, and equipment, net...............   20,770     34,249        (850)(9)     54,169
Other assets......................................      214      6,555        (159)(9)
                                                                             6,596(10)     13,206
Goodwill, net.....................................      387        511      26,536(9)      27,434
Deferred income taxes.............................       --      5,337         907(9)       6,244
                                                    -------   --------    --------       --------
          Total assets............................  $79,909   $167,094    $ 33,030       $280,033
                                                    =======   ========    ========       ========
Current liabilities:
  Short-term debt.................................  $    --   $ 33,982    $(33,750)(11)  $    232
  Accounts payable................................   14,143     17,587          --         31,730
  Accrued expenses................................    3,624     11,949       1,505(9)      17,078
  Current portion of long-term debt...............    1,269      5,647      (3,071)(11)     3,845
                                                    -------   --------    --------       --------
          Total current liabilities...............   19,036     69,165     (35,316)        52,885
Long-term debt....................................   15,810     15,083     141,670(11)    172,563
Deferred income taxes.............................      431         --       6,000(9)       6,431
Other non-current liabilities.....................       --      2,845          --          2,845
                                                    -------   --------    --------       --------
          Total liabilities.......................   35,277     87,093     112,354        234,724
Deferred gain on sale of building.................       --        677          --            677
Shareholders' equity:
  Common stock....................................       76     46,026     (46,026)(12)        76
  Additional paid-in capital......................   17,270     30,627     (30,627)(12)    17,270
  Retained earnings...............................   27,286      5,516      (5,516)(12)    27,286
  Treasury stock..................................       --       (109)        109(12)         --
  Current translation adjustment..................       --     (2,736)      2,736(12)         --
                                                    -------   --------    --------       --------
          Total shareholders' equity..............   44,632     79,324     (79,324)        44,632
                                                    -------   --------    --------       --------
          Total liabilities and shareholders'
            equity................................  $79,909   $167,094    $ 33,030       $280,033
                                                    =======   ========    ========       ========

                            See accompanying notes.

              NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

 (1) Represents Farah's results of operations for fiscal 1997.
 (2) Represents amortization of intangibles of $26.5 million over a 30 year period (see Note 9). The final allocation and amortization period are subject to adjustment upon completion of the Farah Acquisition and review of Farah's operations.
 (3) Represents the additional interest expense that would have been incurred if the Notes and borrowings under the New Credit Facility incurred in connection with the Farah Acquisition had been outstanding for the entire period.

                                                                      TWENTY-SEVEN    TWELVE MONTHS
                                                                       WEEKS ENDED        ENDED
                                                        FISCAL 1997   APRIL 4, 1998   APRIL 4, 1998
                                                        -----------   -------------   -------------
                                                                      (IN THOUSANDS)
     Interest expense on the New Credit Facility......    $ 4,810        $ 2,405         $ 4,810
     Interest expense on the Notes....................     11,000          5,500          11,000
     Interest expense on the Existing Credit
       Facilities and Convertible Debentures..........     (4,632)        (2,317)         (4,632)
     Bridge Facility funding fee......................        500            500             500
     Debt issuance cost amortization..................        817            409             817
                                                          -------        -------         -------
     Net increase in interest expense.................    $12,495        $ 6,497         $12,495
                                                          =======        =======         =======

 (4) Reflects the income tax effect of the pro forma adjustments (excluding the non-deductible amortization of intangibles (see Note 2)) based upon an assumed combined effective income tax rate of 38.5%.
 (5) Represents Farah's results of operations for the twenty-six weeks ended February 1, 1998.
 (6) Represents Farah's results of operations for the twelve months ended February 1, 1998.
 (7) Represents Farah's financial position as of February 1, 1998.
 (8) Reflects the adjustment to record the following (in thousands):

     Gross proceeds from the Offering............................  $100,000
     Initial borrowings under the New Credit Facility............    55,360
     Cash paid to holders of Shares (10,301,357 outstanding
       Shares at $9.00 per Share)................................   (92,712)
     Assumed settlement of Farah options and restricted stock
       grants (see Note 9(a))....................................    (3,136)
     Repayment of TSI's Existing Credit Facility.................    (6,557)
     Repayment of Farah's Existing Credit Facility...............   (42,292)
     Prepayment premium on Farah's Existing Credit Facility......      (200)
     Redemption of the Convertible Debentures....................    (1,663)
     Payment of debt issuance costs relating to the Notes........    (3,671)
     Payment of debt issuance costs relating to the New Credit
       Facility..................................................    (1,675)
     Bridge Facility funding fee.................................      (500)
     Financial advisors, legal, accounting and other professional
       fees......................................................    (2,954)

 (9) In connection with the Farah Acquisition, each shareholder of Farah received total consideration of $9.00 in cash for each Share beneficially owned by such shareholder. The aggregate purchase price paid by TSI in connection with the Farah Acquisition is summarized below (in thousands).

     AGGREGATE PURCHASE PRICE:
     Cash paid to holders of Shares (10,301,357 outstanding
       Shares
       at $9.00 per Share).......................................  $92,712
     Assumed settlement of Farah stock options and restricted
       stock grants..............................................    3,136(a)
     Prepayment premium on Farah's Existing Credit Facility......      200
     Financial advisors, legal, accounting and other professional fees incurred in
       connection with the Farah Acquisition.....................    2,205
                                                                   -------
     Aggregate purchase price....................................  $98,253
                                                                   =======
     ALLOCATION OF PURCHASE PRICE:
     Aggregate purchase price....................................  $98,253
       Less net book value of assets acquired....................   79,324
                                                                   -------
     Excess of cost over net book value of assets acquired.......  $18,929
       Less adjustments to record assets and liabilities acquired at fair market value:
          Write-down of property, plant and equipment............     (850)(b)
          Plant closing costs....................................   (1,505)(c)
          Other assets...........................................     (159)(d)
          Deferred income taxes, net.............................   (5,093)(e)
                                                                   -------
                                                                    (7,607)
                                                                   -------
     Excess of cost over fair market value of net assets
       acquired..................................................  $26,536(f)
                                                                   =======

---------------

     (a) Reflects the settlement of the Farah options and restricted stock grants assuming that the holder of each option or restricted stock grant outstanding as of April 4, 1998 elected to receive an amount in cash equal to the difference between $9.00 per Share and the per share exercise price of such option or restricted stock grant.
     (b) Reflects write-down of certain property, plant and equipment related to a plant closure.
     (c) Represents estimated cost of closing a production facility, including severance, professional fees and other related costs.
     (d) Reflects an adjustment to record the write-off of the unamortized balance of debt issuance costs related to Farah's Existing Credit Facility.
     (e) To record deferred taxes related to the temporary difference between the financial statement carrying amount and the tax basis of the Farah acquired assets as adjusted at an assumed income tax rate of 38.5% for the years in which those differences are expected to be recovered or settled.
     (f) Upon completion of its determination of fair values, TSI may identify intangible assets (such as trade names) to which a portion of the purchase price should be allocated. TSI believes that the amortization period for such identifiable intangible assets and any remaining excess of cost over fair market value of net assets acquired will be 30 years.

(10) Reflects debt issuance costs of $6.6 million incurred in connection with consummation of the Bridge Facility, the New Credit Facility and the Offering.

(11) Reflects the adjustment to record the following (in thousands):

     Repayment of short-term portion of Farah's Existing Credit
       Facility..................................................            $(33,750)
     Repayment of current portion of TSI's Existing Credit
       Facility..................................................  $  (571)
     Repayment of current portion of Farah's Existing Credit
       Facility..................................................   (2,500)    (3,071)
                                                                   -------
     Issuance of the Notes.......................................  100,000
     Initial borrowings under New Credit Facility................   55,360
     Repayment of long-term portion of TSI's Existing Credit
       Facility..................................................   (5,985)
     Repayment of long-term portion of Farah's Existing Credit
       Facility..................................................   (6,042)
     Redemption of Convertible Debentures........................   (1,663)
                                                                   -------
                                                                              141,670
                                                                             --------
     Net increased borrowings....................................            $104,849
                                                                             ========

(12) Reflects the elimination of Farah's equity as a result of the Farah Acquisition.